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As filed with the Securities and Exchange Commission on September 12, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL COMPRESSION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	13-3989167 (I.R.S. employer identification no.)
4440 Brittmoore Road Houston, Texas (Address of principal executive offices)	77041 (Zip code)

        UNIVERSAL COMPRESSION HOLDINGS, INC. INCENTIVE STOCK OPTION PLAN
UNIVERSAL COMPRESSION, INC. 401(k) RETIREMENT AND SAVINGS PLAN
UNIVERSAL COMPRESSION, INC. EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN
(Full title of the plans)

Stephen A. Snider
President and Chief Executive Officer
Universal Compression Holdings, Inc.
4440 Brittmoore Road
Houston, Texas 77041
(713) 335-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Eric A. Blumrosen
Gardere Wynne Sewell LLP
1000 Louisiana, Suite 3400
Houston, Texas 77002
(713) 276-5500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.01 per share to be issued under the Incentive Stock Option Plan	2,000,000 shares	$18.83	$37,660,000	$3,465

Common Stock, par value $.01 per share to be issued under the 401(k) Retirement and Savings Plan(2)	400,000 shares	$18.83	$7,532,000	$693

Common Stock, par value $.01 per share to be issued under the Employees' Supplemental Savings Plan	20,000 shares	$18.83	$376,600	$35

TOTAL	2,420,000 shares		$45,568,600	$4,193

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices of a share of our common stock on the New York Stock Exchange on September 9, 2002.
(2)
In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Universal Compression, Inc. 401(k) Retirement and Savings Plan described herein.

        Shares of our common stock for issuance pursuant to the Universal Compression Holdings, Inc. Incentive Stock Option Plan have been previously registered under Registration Statements on Form S-8 (Registration No. 333-37648 and Registration No. 333-55260). The number of shares of common stock being carried forward is 3,012,421, and the filing fees associated with such shares that were previously paid with the earlier Registration Statements were $11,613 with Registration No. 333-37648 and $9,295 with Registration No. 333-55260.

        Shares of our common stock for issuance pursuant to the Universal Compression, Inc. 401(k) Retirement and Savings Plan have been previously registered under a Registration Statement on Form S-8 (Registration No. 333-69504). The number of shares of common stock being carried forward is 100,000, and the filing fee associated with such shares that was previously paid with the earlier Registration Statement was $642.

EXPLANATORY STATEMENT

Universal Compression Holdings, Inc. Incentive Stock Option Plan

        On July 16, 2002, our Board of Directors adopted, subject to stockholder approval, an amendment to the Universal Compression Holdings, Inc. Incentive Stock Option Plan to increase from 3,012,421 to 5,012,421 the aggregate number of shares of our common stock reserved for issuance under the plan. The amendment to the plan was approved by our stockholders at the annual meeting of stockholders held on August 15, 2002.

        The contents of our Registration Statements on Form S-8 (Registration No. 333-37648 and Registration No. 333-55260) filed with the Securities and Exchange Commission on May 23, 2000 and February 9, 2001, respectively, each relating to the plan, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

Universal Compression, Inc. 401(k) Retirement and Savings Plan

        On July 16, 2002, our Board of Directors approved an increase from 100,000 to 500,000 the aggregate number of shares of our common stock reserved for issuance under the Universal Compression, Inc. 401(k) Retirement and Savings Plan.

        The contents of our Registration Statement on Form S-8 (Registration No. 333-69504) filed with the Securities and Exchange Commission on September 17, 2001, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information And Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement covers shares of our common stock that have been authorized for issuance pursuant to the Universal Compression Holdings, Inc. Incentive Stock Option Plan, Universal Compression, Inc. 401(k) Retirement and Savings Plan and Universal Compression, Inc. Employees' Supplemental Savings Plan.

Item 3. Incorporation of Documents by Reference.

        We incorporate by reference and make a part of this Registration Statement the following documents as of their respective dates as filed with the Securities and Exchange Commission:

  •
  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed June 28, 2002;

  •
  The Universal Compression, Inc. 401(k) Retirement and Savings Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2001, filed July 1, 2002;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed August 13, 2002;

  •
  The description of our common stock included in our Registration Statement on Form 8-A filed April 20, 2000, as amended in our Registration Statement on Form 8-A/A, filed May 15, 2000; and

  •
  Our Current Reports on Form 8-K filed June 3, 2002, July 26, 2002 and August 21, 2002.

        All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 5. Interest Of Named Experts And Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation provides that the personal liability of our directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

        Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our By-laws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. The By-laws further permit us to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL. We currently maintain and expect to continue maintaining directors' and officers' liability insurance. In addition, we entered into indemnification agreements with each of our officers and directors, as well as officers of our operating subsidiary.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
4.2
Restated Bylaws of Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
4.3
Specimen common stock certificate of Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 dated May 22, 2000, to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-34090)).
4.4
Universal Compression Holdings, Inc. Incentive Stock Option Plan (incorporated by reference to Exhibit 10 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1998).
4.5
Amendment Number One to Incentive Stock Option Plan, dated April 20, 2000 (incorporated by reference to Exhibit 10.3 to Amendment No. 2 dated May 22, 2000, to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-34090)).
4.6
Amendment Number Two to Incentive Stock Option Plan, dated May 15, 2000 (incorporated by reference to Exhibit 10.4 to Amendment No. 2 dated May 22, 2000, to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-34090)).

4.7
Amendment Number Three to Incentive Stock Option Plan, dated November 27, 2000 (incorporated by reference to Exhibit 4.7 to Universal Compression Holdings, Inc.'s Registration Statement on Form S-8 (File No. 333-37648) dated February 9, 2001).
4.8*	Amendment Number Four to Incentive Stock Option Plan, dated August 15, 2002.
4.9
Universal Compression, Inc. 401(k) Retirement and Savings Plan (incorporated by reference to Exhibit 4.1 of Universal Compression Holdings, Inc.'s Registration Statement on Form S-8 (File No. 333-69504) dated September 17, 2001).
4.10*	Amended and Restated Universal Compression, Inc. 401(k) Retirement and Savings Plan.
4.11
Universal Compression, Inc. Employees' Supplemental Savings Plan (incorporated by reference to Exhibit 10.42 of Universal Compression Holdings, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001).
4.12
Amendment Number One to the Universal Compression, Inc. Employees' Supplemental Savings Plan, dated January 1, 2002 (incorporated by reference to Exhibit 10.53 of Universal Compression Holdings, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002).
4.13*	Amendment Number Two to the Universal Compression, Inc. Employees' Supplemental Savings Plan, dated August 15, 2002.
5.1*	Opinion of Gardere Wynne Sewell LLP regarding the validity of the securities being registered.
23.1*	Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).

*
Filed herewith.

Undertaking Regarding Status of Favorable Determination Letter Covering the Universal Compression, Inc. 401(k) Retirement and Savings Plan.

        We will submit the Universal Compression, Inc. 401(k) Retirement and Savings Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

Item 9. Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of September, 2002.

UNIVERSAL COMPRESSION HOLDINGS, INC.
By:	/s/ STEPHEN A. SNIDER Stephen A. Snider President and Chief Executive Officer

Power Of Attorney

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Stephen A. Snider, Ernie L. Danner and Richard W. FitzGerald, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2002.

Signature	Title
/s/ STEPHEN A. SNIDER Stephen A. Snider	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICHARD W. FITZGERALD Richard W. FitzGerald	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ RICARDO ARREDONDO Ricardo Arredondo	Vice President and Controller, Universal Compression, Inc. (Principal Accounting Officer)
/s/ ERNIE L. DANNER Ernie L. Danner	Executive Vice President and Director
/s/ THOMAS C. CASE Thomas C. Case	Director
/s/ BERNARD J. DUROC-DANNER Bernard J. Duroc-Danner	Director
/s/ URIEL E. DUTTON Uriel E. Dutton	Director
/s/ LISA W. RODRIGUEZ Lisa W. Rodriguez	Director
/s/ WILLIAM M. PRUELLAGE William M. Pruellage	Director
/s/ EDMUND P. SEGNER, III Edmund P. Segner, III	Director
/s/ SAMUEL URCIS Samuel Urcis	Director

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Universal Compression, Inc. 401(k) Retirement and Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of September, 2002.

UNIVERSAL COMPRESSION, INC. 401(k) RETIREMENT AND SAVINGS PLAN
By:	/s/ ERNIE L. DANNER Ernie L. Danner

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
4.2
Restated Bylaws of Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
4.3
Specimen common stock certificate of Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 dated May 22, 2000, to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-34090)).
4.4
Universal Compression Holdings, Inc. Incentive Stock Option Plan (incorporated by reference to Exhibit 10 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1998).
4.5
Amendment Number One to Incentive Stock Option Plan, dated April 20, 2000 (incorporated by reference to Exhibit 10.3 to Amendment No. 2 dated May 22, 2000, to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-34090)).
4.6
Amendment Number Two to Incentive Stock Option Plan, dated May 15, 2000 (incorporated by reference to Exhibit 10.4 to Amendment No. 2 dated May 22, 2000, to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-34090)).
4.7
Amendment Number Three to Incentive Stock Option Plan, dated November 27, 2000 (incorporated by reference to Exhibit 4.7 to Universal Compression Holdings, Inc.'s Registration Statement on Form S-8 (File No. 333-37648) dated February 9, 2001).
4.8*	Amendment Number Four to Incentive Stock Option Plan, dated August 15, 2002.
4.9
Universal Compression, Inc. 401(k) Retirement and Savings Plan (incorporated by reference to Exhibit 4.1 of Universal Compression Holdings, Inc.'s Registration Statement on Form S-8 (File No. 333-69504) dated September 17, 2001).
4.10*	Amended and Restated Universal Compression, Inc. 401(k) Retirement and Savings Plan.
4.11
Universal Compression, Inc. Employees' Supplemental Savings Plan (incorporated by reference to Exhibit 10.42 of Universal Compression Holdings, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001).
4.12
Amendment Number One to the Universal Compression, Inc. Employees' Supplemental Savings Plan, dated January 1, 2002 (incorporated by reference to Exhibit 10.53 of Universal Compression Holdings, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002).
4.13*	Amendment Number Two to the Universal Compression, Inc. Employees' Supplemental Savings Plan, dated August 15, 2002.
5.1*	Opinion of Gardere Wynne Sewell LLP regarding the validity of the securities being registered.
23.1*	Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

*
Filed herewith.

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EXPLANATORY STATEMENT
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
Power Of Attorney
EXHIBIT INDEX